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                                                                    EXHIBIT 10.5

     THIS SUBORDINATED DEBENTURE HAS NOT BEEN REGISTERED PURSUANT TO ANY FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN VIOLATION OF ANY FEDERAL OR STATE SECURITIES LAWS.

     THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AGREEMENT DATED AS OF
JULY 3, 1995, AMONG THE MAKER, THE PAYEE AND THE FIRST NATIONAL BANK OF BOSTON, WHICH AMONG OTHER THINGS, SUBORDINATES THE MAKER'S OBLIGATIONS HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE MAKER TO THE HOLDERS OF SENIOR OBLIGATIONS AS DEFINED THEREIN.

                          12% Subordinated Debenture
                               Due June 30, 2000

$6,615,000            Boston, Massachusetts
No. R-1                                                            July 3, 1995


     FOR VALUE RECEIVED, Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), hereby promises to pay to Summit Subordinated Debt Fund, L.P., or its registered assigns, the sum of Six Million Six Hundred Fifteen Thousand Dollars ($6,615,000) on June 30, 2000, together with interest, computed on the basis of the actual number of days elapsed over a 360-day year, on the unpaid principal balance hereof until paid in full at the rate of twelve percent (12%) per annum from the date hereof, payable in cash quarterly in arrears on the last day of each of March, June, September and December of each year during which any amounts due hereunder remain outstanding, commencing on September 30, 1995, and until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for mandatory or optional redemption or prepayment or by acceleration or otherwise).

     In addition, in the event the principal amount of the Debenture is not paid when due and payable (whether at stated maturity, by acceleration or otherwise), the interest on such principal amount shall thereafter be increased to fourteen percent (14%) per annum. Any interest not paid when due and payable shall thereafter be paid, on demand by the holder of this Debenture together with a late charge of two percent (2%) of the amount of interest payment due.

     All payments of principal (including any prepayments or redemptions) and interest hereunder shall be made by the Company in lawful money of the United States of America in immediately available funds not later than 2:00 p.m., Boston time, on the date each such payment is due, by crediting an account in the United States as the holder of this Debenture may designate in writing to the Company before the scheduled payment date.

     This Debenture is one of a duly authorized issue of Debentures of the Company designated as its "12% Subordinated Debentures due June 30, 2000" (herein called the


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"Debentures"), in the aggregate principal amount of $6,750,000 and issued under a Debenture Purchase Agreement, dated as of July 3, 1995 (herein called the "Agreement"), among the Company, Summit Subordinated Debt Fund, L.P. and Summit Investors II, L.P. and certain stockholders of the Company to which Agreement and all agreements supplemental thereto reference is hereby made for a statement of the respective rights and duties thereunder of the Company, and the holders of the Debentures, and the terms upon which the Debentures are, and are to be, delivered.

     The principal of this Debenture is subject to mandatory and optional prepayment, together with accrued interest, all as more particularly set forth in the Agreement. The Company agrees to make such payments of principal on the dates and in the amounts set forth in the Agreement.

     Notwithstanding anything herein contained to the contrary, the Indebtedness evidenced by the Debenture is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt as defined in the Agreement, and this Debenture is issued subject to such provisions, and each holder of Debentures, by accepting the same, agrees to and shall be bound by such provisions and agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Agreement. The Agreement provides that such declaration may in certain events be rescinded or annulled by the holders of a majority in principal amount of the Debentures then outstanding.

     No reference herein to the Agreement and no provisions of this Debenture or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rates, and in the coin or currency, herein prescribed.

     As is more fully set forth in the Agreement, this Debenture is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose, upon surrender and cancellation of this Debenture and upon presentation of a duly executed written instrument of transfer satisfactory to the Company, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Debenture, with or without other Debentures may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount, all subject to the terms and conditions set forth in the Agreement. Any such transfer or exchange shall be without charge by the Company.

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     All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

     This Debenture shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with the laws of said Commonwealth without giving effect to the conflict-of-laws provisions thereof.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as a sealed instrument.

                                               SUBURBAN OSTOMY SUPPLY CO.,
                                               INC.


                                               By: /s/ Herbert Grey
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